Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Ken Xie, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K/A of Fortinet, Inc. for the fiscal year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K/A fairly presents in all material respects the financial condition and results of operations of Fortinet, Inc.

		By:	/s/ Ken Xie
Date:	July 29, 2011	Name:	Ken Xie
		Title:	President, Chief Executive Officer and Director (Principal Executive Officer)
I, Ken Goldman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K/A of Fortinet, Inc. for the fiscal year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K/A fairly presents in all material respects the financial condition and results of operations of Fortinet, Inc.

		By:	/s/ Ken Goldman
Date:	July 29, 2011	Name:	Ken Goldman
		Title:	Chief Financial Officer (Principal Financial Officer)